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                                                                    EXHIBIT 99.2

                    INTERNATIONAL INTEGRATION INCORPORATED
                                101 Main Street
                        Cambridge, Massachusetts  02142

  This proxy is solicited on behalf of the board of directors for the special meeting of stockholders on _____________, 1999

     The undersigned hereby appoints Michael Pehl and _______________, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of i-Cube (the "Company") which the undersigned may be entitled to vote at the Company's Special Meeting of Stockholders to be held on ____________, 1999 and at any adjournment or postponement thereof. The proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting.

     You are encouraged to specify your choice by marking the appropriate boxes on both sides of this card, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

     The signer hereby revokes all proxies heretofore given by the signer to vote at the meeting or any adjournment or postponement thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If you do not indicate a vote, the proxies will vote for the proposal.

            /X/  Please make your votes as in this example.

The board of directors recommends a vote for the proposal.
---------------------------------------------------------

Proposal to approve and adopt the Agreement and Plan of Reorganization and Merger among Razorfish, Razorfish Merger Sub, Inc. and i-Cube, dated as of August 10, 1999.

          / /  FOR            / / AGAINST        / / ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                              Dated: _________________, 19 _____

                              Signature(s): __________________________________

                              Please sign exactly as name appears herein. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Please sign, date and return the proxy card promptly using the enclosed envelope.